RESTRICTED STOCK AGREEMENT
                           --------------------------

                                 PURSUANT TO THE

                             KEARNY FINANCIAL CORP.
                   2005 STOCK COMPENSATION AND INCENTIVE PLAN
                   ------------------------------------------

                           FOR NON-EMPLOYEE DIRECTORS

         This Agreement shall constitute an award of Restricted Stock ("Award") for a total of ________ shares of Common Stock of Kearny Financial Corp. (the "Corporation"), which is hereby granted to _____________ (the "Participant") at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Kearny Financial Corp. 2005 Stock Compensation and Incentive Plan (the "Plan") adopted by Kearny Financial Corp. (the"Company") which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1. Purchase  Price.  The purchase  price for each share of Common Stock
            ---------------
awarded by this Agreement is $0.00.

         2. Vesting  of Plan  Awards.  The Award of such  Common  Stock shall be
            ------------------------
deemed earned and non-forfeitable in accordance with the provisions of the Plan, during periods of continued service as a Director or Director Emeritus as follows:

                  (a)      Schedule of Vesting of Awards.


                                      Number         Percentage of Total Shares
                                        of                Awarded Which Are
                   Date               Shares               Non-forfeitable
                   ----               ------               ---------------

Upon grant....................          0                         0%
As of ______________..........         ____                      20%
As of ______________..........         ____                      40%
As of ______________..........         ____                      60%
As of ______________..........         ____                      80%
As of ______________..........         ____                     100%

A. Notwithstanding anything herein or in the Plan to the contrary, all Shares subject to an Award held by a Participant whose service with Kearny Federal Savings Bank (the "Bank") or the Corporation terminates due to death shall be deemed 100% earned and non-forfeitable as of the Participant's last date of service with the Corporation or the Bank and shall be distributed as soon as practicable thereafter to the Beneficiary as set forth in accordance with the Plan.

B. Such Award shall be immediately 100% earned and non-forfeitable upon Disability of the Participant.

C. Upon a Change in Control of the Corporation or the Bank, all such Awards shall be immediately 100% vested and exercisable.

             (b) Restrictions on Awards. This Award may not be delivered to the recipient if the issuance of the Shares pursuant to the Award would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Participant's receipt of this Award, the Company may require the person receiving this Award to make any representation and warranty to the Company as may be required by any applicable law or regulation.

       3. Non-transferability of Award. This Award may not be transferred in any
          ----------------------------
manner prior to such Award, or portion thereof, being deemed earned and non-forfeitable.

       4. Other Restrictions on Award. This Award shall be subject to such other
          ---------------------------
restrictions and limitations as are contained in the Plan or as determined by the Plan Committee administering such Plan.



                                                  Kearny Financial Corp.



Date of Grant: ____________________________       By:  _________________________



Attest:


_______________________________


[SEAL]

PARTICIPANT ACKNOWLEDGEMENT



______________________________________            ______________________________
PARTICIPANT                                                     DATE

                           RESTRICTED STOCK AGREEMENT
                           --------------------------

                                 PURSUANT TO THE

                             KEARNY FINANCIAL CORP.
                   2005 STOCK COMPENSATION AND INCENTIVE PLAN
                   ------------------------------------------

                           FOR OFFICERS AND EMPLOYEES

       This Agreement shall constitute an award of Restricted Stock ("Award") for a total of __________ shares of Common Stock of Kearny Financial Corp. (the "Corporation"), which is hereby granted to _______________ (the "Participant") at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Kearny Financial Corp. 2005 Stock Compensation and Incentive Plan (the "Plan") adopted by Kearny Financial Corp. (the"Company") which is incorporated by reference herein, receipt of which is hereby acknowledged.

       1. Purchase  Price.  The  purchase  price for each share of Common  Stock
          ---------------
awarded by this Agreement is $0.00.

       2. Vesting of Plan Awards. The Award of such Common Stock shall be deemed
          ----------------------
earned and non-forfeitable in accordance with the provisions of the Plan, during periods of continued service as an employee, Director or Director Emeritus as follows:

         (a)      Schedule of Vesting of Awards.


                                      Number          Percentage of Total Shares
                                        of                 Awarded Which Are
                   Date               Shares                Non-forfeitable
                   ----               ------                ---------------

Upon grant...................           0                          0%
As of ______________.........          ____                       20%
As of ______________.........          ____                       40%
As of ______________.........          ____                       60%
As of ______________.........          ____                       80%
As of ______________.........          ____                      100%

A. Notwithstanding anything herein or in the Plan to the contrary, all Shares subject to an Award held by a Participant whose service with Kearny Federal Savings Bank (the "Bank") or the Corporation terminates due to death shall be deemed 100% earned and non-forfeitable as of the Participant's last date of service with the Corporation or the Bank and shall be distributed as soon as practicable thereafter to the Beneficiary as set forth in accordance with the Plan.

B. Such Award shall be immediately 100% earned and non-forfeitable upon Disability of the Participant.

C. Upon a Change in Control of the Corporation or the Bank, all such Awards shall be immediately 100% vested and exercisable.

             (b) Restrictions on Awards. This Award may not be delivered to the recipient if the issuance of the Shares pursuant to the Award would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Participant's receipt of this Award, the Company may require the person receiving this Award to make any representation and warranty to the Company as may be required by any applicable law or regulation.

       3. Non-transferability of Award. This Award may not be transferred in any
          ----------------------------
manner prior to such Award, or portion thereof, being deemed earned and non-forfeitable.

       4. Other Restrictions on Award. This Award shall be subject to such other
          ---------------------------
restrictions and limitations as are contained in the Plan or as determined by the Plan Committee administering such Plan.



                                                  Kearny Financial Corp.



Date of Grant: _____________________________       By:  ________________________



Attest:

________________________________

[SEAL]

PARTICIPANT ACKNOWLEDGEMENT



______________________________________            ______________________________
PARTICIPANT                                                 DATE


                                        2